UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

WWA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada

000-26927

77-0443643

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

700 Lavaca Street, Suite 1400, Austin, Texas  78701

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (480) 505-0070

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 5.07

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 10, 2013, WWA Group, Inc. (the “Company”) held a Special Meeting of its shareholders to consider the terms and conditions of a Share Exchange Agreement dated July 10, 2012, in connection with the intention to acquire Summit Digital, Inc. as a wholly owned subsidiary and to consider an amendment to the Company’s articles of incorporation that would increase the number of authorized common shares to two hundred and fifty million (250,000,000) par value $0.001. A third proposal that would authorize the board of directors to adjourn the Special Meeting in the event insufficient votes were cast in respect to Proposals 1 and 2 was approved though no action was necessary since sufficient votes were cast to act on said proposals.

The first proposal to approve the acquisition of Summit Digital, Inc. was approved as follows:

FOR

AGAINST

ABSTAIN

NOT VOTED

13,115,008 (55.01%)

17,197

7

428,710

The second proposal to approve an amendment to the Company’s articles of incorporation to increase the number of authorized common shares to two hundred and fifty million (250,000,000) par value $0.001 was approved as follows:

FOR

AGAINST

ABSTAIN

NOT VOTED

12,717,368 (53.34%)

414,597

247

428,710

The Company expects to effect those actions approved at the Special Meeting as quickly as is practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WWA Group, Inc.

Date

By: /s/ Eric Montandon

May 10, 2013

Name: Eric Montandon

Title: Chief Executive Officer and Director